Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into, effective as of April 19, 2006 (the “Effective Date”), between SEMCO Energy, Inc. (the “Company”) and the Holder listed below (“Holder”).

RECITALS

A.    Holder is the beneficial owner of (a) certain shares of the Company’s 5% Series B Convertible Cumulative Preferred Stock (liquidation preference of $200 per share) (CUSIP 78412D703) (the “Unrestricted Securities”) and (b) certain shares of 5% Series B Convertible Cumulative Preferred Stock (liquidation preference of $200 per share) (CUSIP 78412D604)), (the “Restricted Securities”, and together with the Unrestricted Securities, the “Exchange Securities”).

B.    Holder, acting solely as principal, wishes to exchange (i) 20,884 shares of Unrestricted Securities, and only such Unrestricted Securities, and (ii) 30,000 shares of the Restricted Securities, and only such Restricted Securities, for the combination of (a) $4,999,353.00 (the “Cash Amount”) and (b) 865,028 shares of the Company’s common stock, $1.00 par value per share (the “Exchange Shares”), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”) (collectively, the “Exchange”) and the Company also wishes to effectuate the Exchange.

C.    Solely for purposes of allocation of the Exchange Shares issued pursuant to Section 3(a)(9) under the Act for determining the number of Exchange Shares that will be “restricted securities,” as such term is defined in Rule 144 under the Act, and will bear a restrictive legend, the parties hereto agree that the Company will exchange 745,114 Exchange Shares for the Unrestricted Securities and that the Company will exchange 119,914 Exchange Shares in combination with the Cash Amount for the Restricted Securities.

D.    In consideration of the premises and the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.    On the Closing Date, Company will issue and deliver (or cause to be issued and delivered) (i) the Exchange Shares to the Holder, or in the name of a custodian or nominee of the Holder, as specified in Section 2 or as otherwise requested by the Holder in writing and (ii) the Cash Amount as requested by the Holder in writing in exchange for the Holder’s transfer and delivery of the Exchange Securities and only the Exchange Securities.

2.    The closing of the Exchange shall occur on April 24th , 2006, which is three business days after the Effective Date, or as soon thereafter as the parties may mutually agree in writing (the “Closing Date”).

745,114 of the Exchange Shares shall not bear any restrictive legend and shall be delivered to:

Recipient:	Morgan Stanley & Co Inc.
DTC Number:	0050
Internal Account #:	038C9543
Comment Line:	for credit to Linden Capital LP
The comment line must read exactly as written above or it will be rejected.
Contact information:	Craig Jarvis, 646-840-3500

119,914 of the Exchange Shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT IN FORM REASONABLY SATISFACTORY TO SEMCO ENERGY, INC.

and shall be delivered in the name of Linden Capital LP to:

Morgan Stanley Physical Deposits
Attn: Alicia Alvez-Geisbert
901 S. Bond St., 6th Floor
Baltimore, Maryland 21231
Account No.: 038C9543

The Cash Amount received by the Holder shall be delivered pursuant to the following wire instructions:

Bank Name:	JP Morgan Chase
ABA/Routing No.:	021-000-021
Account Name:	Linden Capital LP
Account No.:	066-635969

The Exchange Securities received by the Company shall be delivered by the Holder for the benefit of the Company through the facilities of The Depository Trust Company.

3.    Holder represents and warrants to the Company that (a) Holder conveys to the Company hereunder good title to the Exchange Securities, free and clear of all liens, claims and encumbrances, and (b) Holder is not at present, and has not been during the preceding three months, an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144 pursuant to the Act.

4.    The Company hereby represents that (a) it is a corporation duly organized and validly existing under the laws of the State of Michigan; (b) it has all of the corporate power and corporate authority necessary to enter into this transaction and to consummate the transaction contemplated hereunder; (c) it has taken all corporate action as may be necessary to authorize the execution and delivery of this agreement and the consummation of the transaction contemplated by this agreement and the performance of its obligations hereunder; (d) this agreement is an obligation enforceable in accordance with its terms; (e) neither the execution and delivery hereof or the performance of its obligations hereunder will violate or contravene any applicable requirements of law or any of its charter, by-laws or material agreements; (f) the exchange and issuance of the Exchange Shares is exempt from the registration requirements of Section 5 of the Act, in reliance upon Section 3(a)(9) thereof; (g) the Exchange Shares (x) will be duly authorized and validly issued, fully-paid, and non-assessable, and upon issuance will be listed on the New York Stock Exchange, and (y) have been reserved by the Company in a sufficient aggregate number in order to issue and deliver all such Exchange Shares on the Closing Date; (h) the 745,114 Exchange Shares will be unrestricted and freely tradable when issued in accordance with all the terms of this Agreement; and (i) the Company has not, during the six (6) months prior to the Closing Date, nor concurrently herewith, undertaken any other public or private offering of its securities that could reasonably be expected to jeopardize the exemption from registration of the Exchange afforded by Section 3(a)(9), including by reason of integration. The Company agrees not to undertake during the six (6) months following the Closing Date any offering of its securities that could reasonably be expected to jeopardize the exemption from registration of the Exchange afforded by Section 3(a)(9), including by reason of integration.

5.    The Company confirms that it has paid no commission or other remuneration to any person in connection with the solicitation or effectuation of the Exchange. Holder confirms that the Company did not solicit the Exchange. Holder hereby acknowledges that the Exchange Shares are being issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) thereof; the Company in turn acknowledges that Holder is entering into this transaction in reliance upon the Company’s representations with respect to the exemption from registration afforded by such provisions.

6.    The parties hereto agree to provide to each other at the closing of the Exchange a certificate executed by an authorized officer with actual knowledge of the representations, warranties and covenants contained herein, to the effect that (i) the representations and warranties made by such party are true as of the Closing Date, and have remained true at all times from the Effective Date up through such time, and (ii) all covenants required under the Agreement have been performed by such party in all material respects. The representations and warranties under this Agreement shall survive the closing of the Exchange.

7.    The parties hereto agree to indemnify and hold harmless each other to the extent of any and all expenses, costs, and damages incurred by each such party (including, but not limited to, reasonable actual legal fees and expenses) as a result of any material breach by the other party of any of the representations and warranties and covenants contained herein.

8.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereto consent and submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute arising in connection herewith or any transaction contemplated hereby or discussed herein.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

COMPANY: SEMCO Energy, Inc.

/s/ Mark T. Prendeville

Name of Authorized Signatory: Mark T. Prendeville

Title of Authorized Signatory: V.P. & Deputy General Counsel

HOLDER: Linden Capital L.P.

/s/ Craig Jarvis

Name of Authorized Signatory: Craig Jarvis

Title of Authorized Signatory: Authorized Signatory

[Signature Page to April 2006 Exchange Agreement]

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